Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Oracle Announces Fiscal 2020 Fourth Quarter and Fiscal Full Year Financial Results

•	Q4 FY2020 Fusion ERP cloud revenue, up 32% year-over-year (YoY)
•	Q4 FY2020 Fusion HCM cloud revenue, up 27% YoY
•	Q4 FY2020 EPS of $0.99 and non-GAAP EPS of $1.20, up 3% YoY and 5% in constant currency
•	FY2020 EPS of $3.08 and non-GAAP EPS of $3.85, up 9% YoY and 11% in constant currency

REDWOOD SHORES, Calif., June 16, 2020 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2020 Q4 and fiscal 2020 full year results. Total quarterly revenues were $10.4 billion, down 6% YoY and down 4% in constant currency compared to Q4 last year. Cloud services and license support revenues were $6.8 billion, up 1% YoY and 3% in constant currency. Cloud license and on-premise license revenues were $2.0 billion.

Q4 GAAP operating income was up 1% YoY to $4.3 billion, and GAAP operating margin was 41%. Non-GAAP operating income was down 2% YoY to $5.1 billion, and non-GAAP operating margin was 49%. GAAP net income was $3.1 billion, and non-GAAP net income was $3.8 billion. GAAP earnings per share was $0.99, while non-GAAP earnings per share was up 3% YoY to $1.20.

Short-term deferred revenues were $8.0 billion. Operating cash flow was $13.1 billion during the trailing twelve months.

For fiscal 2020, total revenues were $39.1 billion, down 1% YoY and flat in constant currency. Cloud services and license support revenues were $27.4 billion, up 3% YoY and 4% in constant currency. Cloud license and on-premise license revenues were $5.1 billion.

Fiscal 2020 GAAP operating income was $13.9 billion, and GAAP operating margin was 36%. Non-GAAP operating income was $17.4 billion, and non-GAAP operating margin was 44%. GAAP net income was $10.1 billion, while non-GAAP net income was $12.7 billion. GAAP earnings per share increased 4% to $3.08, while non-GAAP earnings per share was up 9% to $3.85.

“In Q4, non-GAAP earnings per share grew 5% in constant currency driven by strong performances in both our cloud infrastructure and cloud applications businesses,” said Oracle CEO, Safra Catz. “Leading the way was our Fusion Cloud ERP Suite that grew 35% in constant currency, and our Fusion Cloud HCM Suite grew 29% in constant currency. Our overall business did remarkably well considering the pandemic, but our results would have been even better except for customers in the hardest-hit industries that we serve such as hospitality, retail, and transportation postponing some of their purchases. Still, for the third year in a row, we delivered double-digit constant currency earnings per share growth in FY20.”

“In Q4, we launched a vastly improved version of our Exadata Cloud@Customer service,” said Oracle Chairman and CTO, Larry Ellison. “Exadata Cloud@Customer now enables our existing on-premise database customers to run the Oracle Autonomous Database in their own datacenter; previously, the Oracle Autonomous Database was only available in Oracle’s Gen2 Public Cloud.  Enabling all our on-premise database customers to upgrade and run Oracle’s latest and best database technology in their own data center should dramatically accelerate the rate of adoption of the Oracle Autonomous Database…especially by our largest customers including banks and governments that are not currently planning to move their largest and most critical systems to a public cloud.”

The board of directors declared a quarterly cash dividend of $0.24 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on July 15, 2020, with a payment date of July 28, 2020.

Q4 Fiscal 2020 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (816) 287-5563, Passcode: 425392. To access the live webcast, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q4 results and fiscal 2020 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Passcode: 1424537.

About Oracle

The Oracle Cloud offers a complete suite of integrated applications for Sales, Service, Marketing, Human Resources, Finance, Supply Chain and Manufacturing, plus Highly- Automated and Secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the rate of adoption of our Autonomous Database, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) The COVID-19 pandemic has affected how we and our customers are operating our respective businesses, and the duration and extent to which this will impact our future results of operations and our overall financial performance remains uncertain. (2) Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance our existing products and services. (3) Our cloud strategy, including our Oracle Software-as-a-Service and Infrastructure-as-a-Service offerings, may adversely affect our revenues and profitability. (4) We might experience significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings. (5) If the security measures for our products and services are compromised and as a result, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged, the IT services we provide to our customers could be disrupted, and customers may stop using our products and services, all of which could reduce our revenue and earnings, increase our expenses and expose us to legal claims and regulatory actions. (6) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection. (7) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (8) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (9) Acquisitions present many risks and we may not achieve the financial and strategic goals that were contemplated at the time of a transaction. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of June 16, 2020. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended May 31,				% Increase	% Increase (Decrease)
	2020	% of Revenues	2019	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$6,845	66%	$6,799	61%	1%	3%
Cloud license and on-premise license	1,959	19%	2,520	23%	(22%)	(21%)
Hardware	901	8%	994	9%	(9%)	(7%)
Services	735	7%	823	7%	(11%)	(8%)
Total revenues	10,440	100%	11,136	100%	(6%)	(4%)
OPERATING EXPENSES
Cloud services and license support	1,012	10%	975	9%	4%	6%
Hardware	288	3%	362	3%	(20%)	(19%)
Services	669	6%	726	7%	(8%)	(5%)
Sales and marketing	1,959	19%	2,318	21%	(15%)	(13%)
Research and development	1,479	14%	1,562	14%	(5%)	(4%)
General and administrative	278	3%	329	3%	(16%)	(13%)
Amortization of intangible assets	366	3%	424	4%	(14%)	(13%)
Acquisition related and other	11	0%	15	0%	(23%)	(18%)
Restructuring	69	1%	168	1%	(59%)	(58%)
Total operating expenses	6,131	59%	6,879	62%	(11%)	(9%)
OPERATING INCOME	4,309	41%	4,257	38%	1%	3%
Interest expense	(580)	(6%)	(525)	(4%)	10%	10%
Non-operating income, net	(33)	0%	134	1%	(125%)	(123%)
INCOME BEFORE PROVISION FOR INCOME TAXES	3,696	35%	3,866	35%	(4%)	(2%)
Provision for income taxes	580	5%	126	1%	361%	374%
NET INCOME	$3,116	30%	$3,740	34%	(17%)	(14%)
EARNINGS PER SHARE:
Basic	$1.01		$1.10
Diluted	$0.99		$1.07
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,091		3,389
Diluted	3,162		3,495

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended May 31, 2020 compared with the corresponding prior year period decreased our revenues by 2 percentage points, operating expenses by 2 percentage points and operating income by 2 percentage points.

ORACLE CORPORATION

Q4 FISCAL 2020 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2020 GAAP	Adj.	2020 Non-GAAP	2019 GAAP	Adj.	2019 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$10,440	$1	$10,441	$11,136	$3	$11,139	(6%)	(6%)	(4%)	(4%)
Cloud services and license support	6,845	1	6,846	6,799	3	6,802	1%	1%	3%	3%
TOTAL OPERATING EXPENSES	$6,131	$(832)	$5,299	$6,879	$(1,001)	$5,878	(11%)	(10%)	(9%)	(8%)
Stock-based compensation (3)	386	(386)	—	394	(394)	—	(2%)	*	(2%)	*
Amortization of intangible assets (4)	366	(366)	—	424	(424)	—	(14%)	*	(13%)	*
Acquisition related and other	11	(11)	—	15	(15)	—	(23%)	*	(18%)	*
Restructuring	69	(69)	—	168	(168)	—	(59%)	*	(58%)	*
OPERATING INCOME	$4,309	$833	$5,142	$4,257	$1,004	$5,261	1%	(2%)	3%	0%
OPERATING MARGIN %	41%		49%	38%		47%	305 bp.	202 bp.	307 bp.	192 bp.
INCOME TAX EFFECTS (5)	$580	$170	$750	$126	$673	$799	361%	(6%)	374%	(4%)
NET INCOME	$3,116	$663	$3,779	$3,740	$331	$4,071	(17%)	(7%)	(14%)	(5%)
DILUTED EARNINGS PER SHARE	$0.99		$1.20	$1.07		$1.16	(8%)	3%	(5%)	5%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,162	—	3,162	3,495	—	3,495	(10%)	(10%)	(10%)	(10%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended May 31, 2020			Three Months Ended May 31, 2019
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$27	$(27)	$—	$25	$(25)	$—
Hardware	3	(3)	—	3	(3)	—
Services	12	(12)	—	12	(12)	—
Sales and marketing	69	(69)	—	82	(82)	—
Research and development	254	(254)	—	231	(231)	—
General and administrative	21	(21)	—	41	(41)	—
Total stock-based compensation	$386	$(386)	$—	$394	$(394)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2020 was as follows:

Fiscal 2021	$1,351
Fiscal 2022	1,102
Fiscal 2023	679
Fiscal 2024	445
Fiscal 2025	126
Thereafter	35
Total intangible assets, net	$3,738

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 15.7% and 3.3% in the fourth quarter of fiscal 2020 and 2019, respectively, and an effective non-GAAP tax rate of 16.6% and 16.4% in the fourth quarter of fiscal 2020 and 2019, respectively. The difference in our GAAP and non-GAAP tax rates in the fourth quarter of fiscal 2020 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets. The difference in our GAAP and non-GAAP tax rates in the fourth quarter of fiscal 2019 was primarily due to a tax benefit arising from the increase of a deferred tax asset associated with a partial realignment of our legal structure; the net tax effects on stock-based compensation expense; and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2020 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Year Ended May 31,				% Increase	% Increase (Decrease)
	2020	% of Revenues	2019	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$27,392	70%	$26,707	68%	3%	4%
Cloud license and on-premise license	5,127	13%	5,855	15%	(12%)	(11%)
Hardware	3,443	9%	3,704	9%	(7%)	(6%)
Services	3,106	8%	3,240	8%	(4%)	(3%)
Total revenues	39,068	100%	39,506	100%	(1%)	0%
OPERATING EXPENSES
Cloud services and license support	4,006	10%	3,782	10%	6%	7%
Hardware	1,116	3%	1,360	4%	(18%)	(17%)
Services	2,816	7%	2,853	7%	(1%)	0%
Sales and marketing	8,094	21%	8,509	22%	(5%)	(3%)
Research and development	6,067	15%	6,026	15%	1%	1%
General and administrative	1,181	3%	1,265	3%	(7%)	(6%)
Amortization of intangible assets	1,586	4%	1,689	4%	(6%)	(6%)
Acquisition related and other	56	0%	44	0%	27%	29%
Restructuring	250	1%	443	1%	(44%)	(42%)
Total operating expenses	25,172	64%	25,971	66%	(3%)	(2%)
OPERATING INCOME	13,896	36%	13,535	34%	3%	4%
Interest expense	(1,995)	(5%)	(2,082)	(5%)	(4%)	(4%)
Non-operating income, net	162	0%	815	2%	(80%)	(80%)
INCOME BEFORE PROVISION FOR INCOME TAXES	12,063	31%	12,268	31%	(2%)	0%
Provision for income taxes	1,928	5%	1,185	3%	63%	66%
NET INCOME	$10,135	26%	$11,083	28%	(9%)	(7%)
EARNINGS PER SHARE:
Basic	$3.16		$3.05
Diluted	$3.08		$2.97
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,211		3,634
Diluted	3,294		3,732

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the year ended May 31, 2020 compared with the corresponding prior year period decreased our revenues by 1 percentage point, operating expenses by 1 percentage point and operating income by 1 percentage point.

ORACLE CORPORATION

FISCAL 2020 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Year Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2020 GAAP	Adj.	2020 Non-GAAP	2019 GAAP	Adj.	2019 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$39,068	$4	$39,072	$39,506	$20	$39,526	(1%)	(1%)	0%	0%
Cloud services and license support	27,392	4	27,396	26,707	20	26,727	3%	3%	4%	4%
TOTAL OPERATING EXPENSES	$25,172	$(3,482)	$21,690	$25,971	$(3,829)	$22,142	(3%)	(2%)	(2%)	(1%)
Stock-based compensation (3)	1,590	(1,590)	—	1,653	(1,653)	—	(4%)	*	(4%)	*
Amortization of intangible assets (4)	1,586	(1,586)	—	1,689	(1,689)	—	(6%)	*	(6%)	*
Acquisition related and other	56	(56)	—	44	(44)	—	27%	*	29%	*
Restructuring	250	(250)	—	443	(443)	—	(44%)	*	(42%)	*
OPERATING INCOME	$13,896	$3,486	$17,382	$13,535	$3,849	$17,384	3%	0%	4%	1%
OPERATING MARGIN %	36%		44%	34%		44%	131 bp.	51 bp.	143 bp.	54 bp.
INCOME TAX EFFECTS (5)	$1,928	$939	$2,867	$1,185	$1,795	$2,980	63%	(4%)	66%	(2%)
NET INCOME	$10,135	$2,547	$12,682	$11,083	$2,054	$13,137	(9%)	(3%)	(7%)	(2%)
DILUTED EARNINGS PER SHARE	$3.08		$3.85	$2.97		$3.52	4%	9%	6%	11%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,294	—	3,294	3,732	—	3,732	(12%)	(12%)	(12%)	(12%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Stock-based compensation was included in the following GAAP operating expense categories:

	Year Ended May 31, 2020			Year Ended May 31, 2019
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$110	$(110)	$—	$99	$(99)	$—
Hardware	11	(11)	—	10	(10)	—
Services	54	(54)	—	49	(49)	—
Sales and marketing	261	(261)	—	360	(360)	—
Research and development	1,035	(1,035)	—	963	(963)	—
General and administrative	119	(119)	—	172	(172)	—
Total stock-based compensation	$1,590	$(1,590)	$—	$1,653	$(1,653)	$—

(4)	Estimated future annual amortization expense related to intangible assets as of May 31, 2020 was as follows:

Fiscal 2021	$1,351
Fiscal 2022	1,102
Fiscal 2023	679
Fiscal 2024	445
Fiscal 2025	126
Thereafter	35
Total intangible assets, net	$3,738

(5)

Income tax effects were calculated reflecting an effective GAAP tax rate of 16.0% and 9.7% in fiscal 2020 and 2019, respectively, and an effective non-GAAP tax rate of 18.4% and 18.5% in fiscal 2020 and 2019, respectively. The difference between our GAAP and non-GAAP tax rates in fiscal 2020 was primarily due to the net tax effects on stock-based compensation expense and acquisition related items, including the tax effects of amortization of intangible assets. The difference in our GAAP and non-GAAP tax rates in fiscal 2019 was primarily due to adjustments in our estimates for the one-time effects of the U.S. Tax Cuts and Jobs Act of 2017 (refer to Appendix A for additional information); a tax benefit arising from the increase of a deferred tax asset associated with a partial realignment of our legal structure; the net tax effects on stock-based compensation expense; and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	May 31, 2020	May 31, 2019
ASSETS
Current Assets:
Cash and cash equivalents	$37,239	$20,514
Marketable securities	5,818	17,313
Trade receivables, net	5,551	5,134
Prepaid expenses and other current assets	3,532	3,425
Total Current Assets	52,140	46,386
Non-Current Assets:
Property, plant and equipment, net	6,244	6,252
Intangible assets, net	3,738	5,279
Goodwill, net	43,769	43,779
Deferred tax assets	3,252	2,696
Other non-current assets	6,295	4,317
Total Non-Current Assets	63,298	62,323
TOTAL ASSETS	$115,438	$108,709
LIABILITIES AND EQUITY
Current liabilities:
Notes payable, current	$2,371	$4,494
Accounts payable	637	580
Accrued compensation and related benefits	1,453	1,628
Deferred revenues	8,002	8,374
Other current liabilities	4,737	3,554
Total Current Liabilities	17,200	18,630
Non-Current Liabilities:
Notes payable and other borrowings, non-current	69,226	51,673
Income taxes payable	12,463	13,295
Other non-current liabilities	3,832	2,748
Total Non-Current Liabilities	85,521	67,716
Equity	12,717	22,363
TOTAL LIABILITIES AND EQUITY	$115,438	$108,709

ORACLE CORPORATION

FISCAL 2020 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended May 31,
	2020	2019
Cash Flows From Operating Activities:
Net income	$10,135	$11,083
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,382	1,230
Amortization of intangible assets	1,586	1,689
Deferred income taxes	(851)	(1,191)
Stock-based compensation	1,590	1,653
Other, net	239	157
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in trade receivables, net	(445)	(82)
Decrease in prepaid expenses and other assets	665	261
Decrease in accounts payable and other liabilities	(496)	(102)
Decrease in income taxes payable	(444)	(453)
(Decrease) increase in deferred revenues	(222)	306
Net cash provided by operating activities	13,139	14,551
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(5,731)	(1,400)
Proceeds from maturities of marketable securities and other investments	4,687	12,681
Proceeds from sales of marketable securities	12,575	17,299
Acquisitions, net of cash acquired	(124)	(363)
Capital expenditures	(1,564)	(1,660)
Net cash provided by investing activities	9,843	26,557
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(19,240)	(36,140)
Proceeds from issuances of common stock	1,588	2,155
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(665)	(503)
Payments of dividends to stockholders	(3,070)	(2,932)
Proceeds from borrowings, net of issuance costs	19,888	—
Repayments of borrowings	(4,500)	(4,500)
Other, net	(133)	(136)
Net cash used for financing activities	(6,132)	(42,056)
Effect of exchange rate changes on cash and cash equivalents	(125)	(158)
Net increase (decrease) in cash and cash equivalents	16,725	(1,106)
Cash and cash equivalents at beginning of period	20,514	21,620
Cash and cash equivalents at end of period	$37,239	$20,514

ORACLE CORPORATION

FISCAL 2020 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2019				Fiscal 2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$15,542	$15,238	$14,789	$14,551	$13,829	$13,796	$13,947	$13,139

Capital Expenditures	(1,646)	(1,468)	(1,625)	(1,660)	(1,663)	(1,591)	(1,544)	(1,564)

Free Cash Flow	$13,896	$13,770	$13,164	$12,891	$12,166	$12,205	$12,403	$11,575

% Growth over prior year	10%	10%	(1%)	(6%)	(12%)	(11%)	(6%)	(10%)

GAAP Net Income	$3,708	$3,827	$10,619	$11,083	$10,955	$10,933	$10,759	$10,135

Free Cash Flow as a % of Net Income	375%	360%	124%	116%	111%	112%	115%	114%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

FISCAL 2020 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2019					Fiscal 2020
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,609	$6,637	$6,662	$6,799	$26,707	$6,805	$6,811	$6,930	$6,845	$27,392
Cloud license and on-premise license	867	1,217	1,251	2,520	5,855	812	1,126	1,231	1,959	5,127
Hardware	904	891	915	994	3,704	815	871	857	901	3,443
Services	813	817	786	823	3,240	786	806	778	735	3,106
Total revenues	$9,193	$9,562	$9,614	$11,136	$39,506	$9,218	$9,614	$9,796	$10,440	$39,068
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	3%	3%	1%	0%	2%	3%	3%	4%	1%	3%
Cloud license and on-premise license	(3%)	(9%)	(4%)	12%	1%	(6%)	(7%)	(2%)	(22%)	(12%)
Hardware	(4%)	(5%)	(8%)	(11%)	(7%)	(10%)	(2%)	(6%)	(9%)	(7%)
Services	(5%)	(5%)	(1%)	(7%)	(5%)	(3%)	(1%)	(1%)	(11%)	(4%)
Total revenues	1%	0%	(1%)	1%	0%	0%	1%	2%	(6%)	(1%)
CONSTANT CURRENCY GROWTH RATES (2)
Cloud services and license support	4%	5%	4%	3%	4%	4%	4%	5%	3%	4%
Cloud license and on-premise license	0%	(6%)	0%	15%	4%	(6%)	(7%)	0%	(21%)	(11%)
Hardware	(3%)	(3%)	(4%)	(8%)	(5%)	(9%)	(1%)	(5%)	(7%)	(6%)
Services	(4%)	(2%)	3%	(4%)	(2%)	(2%)	0%	0%	(8%)	(3%)
Total revenues	2%	2%	3%	4%	3%	2%	1%	3%	(4%)	0%
CLOUD SERVICES AND LICENSE SUPPORT REVENUES BY ECOSYSTEM
Applications cloud services and license support	$2,580	$2,621	$2,637	$2,716	$10,553	$2,704	$2,753	$2,809	$2,749	$11,015
Infrastructure cloud services and license support	4,029	4,016	4,025	4,083	16,154	4,101	4,058	4,121	4,096	16,377
Total cloud services and license support	$6,609	$6,637	$6,662	$6,799	$26,707	$6,805	$6,811	$6,930	$6,845	$27,392
AS REPORTED REVENUE GROWTH RATES
Applications cloud services and license support	6%	6%	6%	3%	5%	5%	5%	6%	1%	4%
Infrastructure cloud services and license support	1%	1%	(2%)	(1%)	0%	2%	1%	2%	0%	1%
Total cloud services and license support	3%	3%	1%	0%	2%	3%	3%	4%	1%	3%
CONSTANT CURRENCY GROWTH RATES (2)
Applications cloud services and license support	7%	7%	8%	5%	7%	6%	6%	7%	3%	5%
Infrastructure cloud services and license support	3%	3%	2%	2%	2%	3%	2%	4%	3%	3%
Total cloud services and license support	4%	5%	4%	3%	4%	4%	4%	5%	3%	4%
GEOGRAPHIC REVENUES
Americas	$5,161	$5,243	$5,266	$6,184	$21,856	$5,150	$5,304	$5,363	$5,746	$21,563
Europe/Middle East/Africa	2,576	2,782	2,781	3,132	11,270	2,553	2,695	2,835	2,952	11,035
Asia Pacific	1,456	1,537	1,567	1,820	6,380	1,515	1,615	1,598	1,742	6,470
Total revenues	$9,193	$9,562	$9,614	$11,136	$39,506	$9,218	$9,614	$9,796	$10,440	$39,068

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.
(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2019 and 2018 for the fiscal 2020 and fiscal 2019 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2020 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. Tax Cuts and Jobs Act of 2017:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs for transitional and certain other employees, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. Tax Cuts and Jobs Act of 2017:  The U.S. Tax Cuts and Jobs Act of 2017 (the Tax Act) was signed into law on December 22, 2017. For fiscal 2019, we recorded a net benefit of $389 million related to adjustments in our estimates of the one-time effects of the Tax Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Tax Act. We have excluded the impacts of these benefits from our non-GAAP income taxes and net income measures for fiscal 2019. We believe making these adjustments provides insight to our operating performance and comparability.